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                                   AMENDMENT,
                             DATED AUGUST 28, 2000,
                                       TO
                          ACCOUNTING SERVICES AGREEMENT
                          BETWEEN RYDEX VARIABLE TRUST
                        AND PADCO SERVICE COMPANY, INC.,
                             DATED AUGUST 11, 1998,
                                   AS AMENDED



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                                  AMENDMENT TO

                          ACCOUNTING SERVICES AGREEMENT

                                     BETWEEN

                              RYDEX VARIABLE TRUST

                                       AND

                           PADCO SERVICE COMPANY, INC.

The following Amendment is made to the Service Agreement between the Trust and the Servicer, and is hereby incorporated into and made a part of the Accounting Services Agreement:

                  The fourth paragraph under the section "Witnesseth" of the Accounting Services Agreement is amended, effective August 28, 2000, to read as follows:

                  WHEREAS, the board of trustees of the Trust (the "Trustees") have created the following Funds of the Trust: The U.S. Government Bond Fund, The U.S. Government Money Market Fund, The Nova Fund, The Ursa Fund, The Arktos Fund, The Juno Fund, The Rydex OTC Fund, The Titan 500 Fund, The Tempest 500 Fund, The Velocity 100 Fund, The Venture 100 Fund, The Large-Cap Europe Fund, The Large-Cap Japan Fund, THE MEKROS FUND, The Banking Fund, The Basic Materials Fund, The Biotechnology Fund, The Consumer Products Fund, The Electronics Fund, The Energy Fund, The Energy Services Fund, The Financial Services Fund, The Health Care Fund, The Internet Fund, The Leisure Fund, The Precious Metals Fund, The Retailing Fund, The Technology Fund, The Telecommunications Fund, and The Transportation Fund, and The Utilities Fund (collectively, the "Rydex Funds");

         ADDITIONS and [DELETIONS] are noted in BOLD.




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     In witness whereof, the parties hereto have caused this Amendment to be executed in their names and on their behalf and through their duly-authorized officers as of the 28th day of August 2000.

                                                  RYDEX VARIABLE TRUST

                                                  /s/ Albert P. Viragh, Jr.
                                                  ------------------------
                                                  By:     Albert P. Viragh, Jr.
                                                  Title:  President


                                                  PADCO SERVICE COMPANY, INC.

                                                  /s/ Albert P. Viragh, Jr.
                                                  ------------------------
                                                  By:     Albert P. Viragh, Jr.
                                                  Title:  President